EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT



Genus  Korea  Co.,  Ltd.
3F,  KEC  Bldg.,  #275-7
Yangjae-dong,  Seocho-ku
Seoul,  KOREA
137-130

Genus-Japan,  Inc.
8F  Parele-Mitsui-Building,  8,
Higashida,-cho,  Kawasaki-ku
Kawasaki-city,  Kanagawa,
210-0005,  JAPAN